UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 22, 2016

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 333-3863

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Janus Capital Group Inc. (the “Company”) was held in Denver, Colorado, on April 22, 2016.  At that meeting, the shareholders considered and acted upon the following proposals:

Proposal No. 1:  Election of Directors.  By the vote reflected below, our shareholders elected the following individuals as directors for a one-year term:

	For	Against	Abstain	Broker Non- Votes
Jeffrey J. Diermeier	154,158,202	625,820	426,220	13,341,956
Eugene Flood, Jr.	152,392,995	2,389,081	428,166	13,341,956
J. Richard Fredericks	152,303,987	2,478,789	427,466	13,341,956
Deborah R. Gatzek	151,961,100	2,821,300	427,842	13,341,956
Lawrence E. Kochard	152,238,915	2,526,926	444,401	13,341,956
Arnold A. Pinkston	154,230,237	557,396	422,609	13,341,956
Glenn S. Schafer	154,129,500	651,431	429,311	13,341,956
Richard M. Weil	154,051,646	679,712	478,884	13,341,956
Billie I. Williamson	154,233,560	547,528	429,154	13,341,956
Tatsusaburo Yamamoto	154,283,203	487,911	439,128	13,341,956

Proposal No. 2:  Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor. By the vote reflected below, our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2016:

	For	Against	Abstain
Proposal 2	166,807,531	1,556,012	188,655

Proposal No. 3:  Non-binding Advisory Vote Related to Executive Compensation. By the vote reflected below, our shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non- Votes
Proposal 3	133,534,641	21,308,533	367,068	13,341,956

Proposal No. 4:  Non-binding Advisory Vote on the Adoption of an Amendment to the Amended and Restated Bylaws Designating Delaware as the Exclusive Forum for Certain Legal Actions. By the vote reflected below, our shareholders approved on an advisory basis the Second

Amendment to the Amended and Restated Bylaws of Janus Capital Group Inc. which designates Delaware as the exclusive forum for certain legal actions involving the Company:

	For	Against	Abstain	Broker Non- Votes
Proposal 4	119,435,871	35,448,588	325,783	13,341,956

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: April 27, 2016	By:	/s/ David W. Grawemeyer
Executive Vice President and
General Counsel